SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 14, 2015
Blonder Tongue Laboratories, Inc. (Exact Name of registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation)	1-14120 (Commission File Number)	52-1611421 (I.R.S. Employer Identification No.)
One Jake Brown Road, Old Bridge, New Jersey 08857 (Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (732) 679-4000
Not Applicable (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                   Entry into a Material Definitive Agreement

On October 14, 2015, Blonder Tongue Laboratories, Inc. (the “Company”), R. L. Drake Holdings, LLC, a wholly-owned subsidiary of the Company (“RLD” and with the Company, collectively, “Borrower”), and Santander Bank, N.A. (“Santander”) entered into a Tenth Amendment to Revolving Credit, Term Loan and Security Agreement (the “Tenth Amendment”), to amend, effective as of September 30, 2015, that certain Revolving Credit, Term Loan and Security Agreement dated August 6, 2008, as amended by the previous nine amendments (as amended to date including the Tenth Amendment, collectively, the “Loan Agreement”).

The Tenth Amendment extends the increase in the advance rate applicable to Eligible Inventory (as defined in the Santander Agreement) from 25% to 35% through and until November 30, 2015, after which it will revert back to 25%. The Tenth Amendment also contains other customary representations, covenants, terms and conditions.  In connection with the Tenth Amendment, the Company paid Santander an amendment fee of $5,000.

The foregoing summary of the Tenth Amendment is not complete and is qualified in its entirety by reference to the Tenth Amendment attached hereto as Exhibit 99.1, which is incorporated herein by reference.

Item 2.03                   Creation of a Direct Financial Obligation

The information contained in Item 1.01 above is hereby incorporated by reference into this Item 2.03.  Upon a default under the Loan Agreement, including the non-payment of principal or interest, the obligations of the Company under the Loan Agreement may be accelerated and the assets securing the obligations secured.

Item 8.01.                   Other Events

The Company continued to experience lower than anticipated sales during the third quarter of 2015, which calls into question whether sales levels will recover to historical norms during the fourth quarter of 2015.  As a result, the Company’s liquidity position has not improved during the third quarter of 2015.  In light of these developments, the Company is taking a more defensive posture and developing plans for managing operations through a more extended period of diminished sales levels than originally expected.  The Company has implemented its third phase of cost reduction measures, which are anticipated to further reduce annualized expenses by approximately $750,000.  As noted in our most recent prior Quarterly Report on Form 10-Q, if anticipated operating results are not achieved, further reductions in operating expenses may need to be substantial and could have a material adverse effect on the Company’s ability to achieve its intended business objectives.

In addition to seeking to refinance its outstanding indebtedness with Santander that is due on February 1, 2016, the Company is also evaluating other options to resolve its liquidity issues, including exploring alternative sources of additional capital.  If Santander does not agree to extend the advance rate beyond November 30, 2015, then the Company will need to secure alternative source of additional capital or refinance the Company’s existing bank debt in order to maintain sufficient liquidity to continue operating the business over the next twelve months.  While the Company believes it will be able to extend the advance rate, refinance and find alternative sources of additional capital, there can be no assurances that a refinancing, extension or other sources of additional capital will be available on acceptable terms or at all.

Item 9.01.                   Financial Statements and Exhibits

(a)	Not applicable

(b)	Not applicable

(c)	Not applicable

(d)	The following exhibits are filed herewith:

Exhibit 99.1	Tenth Amendment to Revolving Credit, Term Loan and Security Agreement, dated October 14, 2015, between Santander Bank, N.A. and Blonder Tongue Laboratories, Inc. and R. L. Drake Holdings, LLC.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: The information set forth above includes “forward-looking” statements and accordingly, the cautionary statements contained in Blonder Tongue’s Annual Report and Form 10-K for the year ended December 31, 2014 (See Item 1: Business, Item 1A: Risk Factors, Item 3: Legal Proceedings and Item 7: Management’s Discussion and Analysis of Financial Condition and Results of Operations), and other filings with the Securities and Exchange Commission are incorporated herein by reference.  The words “believe”, “expect”, “anticipate”, “project”, “target”, “intend”, “plan”, “seek”, “estimate”, “endeavor”, “should”, “could”, “may” and similar expressions are intended to identify forward-looking statements.  In addition, any statements that refer to projections of our future financial performance, the anticipated sales in our business returning to historical norms, any anticipated expense reductions, uncertainty regarding the adequacy of capital resources and liquidity, expectations with regard to refinancing, alternative sources of capital or extensions of the advance rate under the Santander financing, and other characterizations of future events or circumstances are forward-looking statements.  Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s analysis only as of the date hereof. Blonder Tongue undertakes no obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date hereof.  Blonder Tongue’s actual results may differ from the anticipated results or other expectations expressed in Blonder Tongue’s “forward-looking” statements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLONDER TONGUE LABORATORIES, INC.

By: /s/ Erik Skolnik
Eric Skolnik
Senior Vice President and Chief Financial Officer

Date: October 20, 2015

EXHIBIT INDEX

Exhibit No.	Description

Exhibit 99.1	Tenth Amendment to Revolving Credit, Term Loan and Security Agreement, dated October 14, 2015, between Santander Bank, N.A. and Blonder Tongue Laboratories, Inc. and R. L. Drake Holdings, LLC.

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